UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 23, 2010

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On December 28, 2010, we issued a press release regarding our entry into a letter of intent with CDP Management Partners, LLC (“CDP”), DHW Leasing, L.L.C. (“DHW”) and Dunham Capital Management, L.L.C. (“DCM”) that, subject to our entry into definitive agreements and obtaining required shareholder approval, would result in (1) our issuance to CDP of $9.0 million of newly issued convertible preferred stock, (2) availability of a new $10.0 million senior lending facility for our company, (3) our repurchase of 3,000,000 shares of common stock currently held by DHW, and (4) other arrangements that would focus on lowering our restaurant occupancy costs.  Such press release and letter of intent are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.  Other than the no shop agreement, the break-up fees and expense reimbursement, the letter of intent is non-binding.  There can be no assurance we will enter into definitive agreements or obtain required shareholder approval.  Therefore, there can be no assurance the above-described transactions will be completed.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: December 28, 2010	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release regarding entry into letter of intent with CDP Management Partners, LLC, DHW Leasing, L.L.C. and Dunham Capital Management, L.L.C., dated December 28, 2010.

Exhibit 99.2	Letter of intent by and among Granite City Food & Brewery Ltd., CDP Management Partners, LLC, DHW Leasing, L.L.C. and Dunham Capital Management, L.L.C., dated December 23, 2010.